EXHIBIT 15.3

Our refVSL/689164-000001/26347265v2

No. 1-9, Lane 510, West Jiangchang Road
Shanghai 200436

The People’s Republic of China

25 April 2023

Dear Sirs

Baozun Inc.

We have acted as legal advisors as to the laws of the Cayman Islands to Baozun Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission in the month of April 2023.

We hereby consent to the reference to our firm under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” in the Annual Report, and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statement on Form S-8 (File No. 333-205944) that was filed on 30 July 2015, pertaining to the Company’s 2014 Share Incentive Plan and 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-217121) that was filed on 3 April 2017, pertaining to the Company’s 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-224330) that was filed on 18 April 2018, pertaining to the Company’s 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-230994) that was filed on 23 April 2019, pertaining to the Company’s 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-237873) that was filed on 28 April 2020, pertaining to the Company’s 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-255176) that was filed on 12 April 2021, pertaining to the Company’s 2015 Share Incentive Plan, the Company’s registration statement on Form S-8 (File No. 333-263966) that was filed on 30 March 2022, pertaining to the Company’s 2015 Share Incentive Plan and the Company’s registration statement on Form S-8 (File No. 333-268083) that was filed on 1 November 2022, pertaining to the Company’s 2022 Share Incentive Plan.

We consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP